SLM Student Loan Trust 2003-11 Quarterly Servicing Report
Report Date: 11/30/2005 Reporting Period 09/1/05-11/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
A	i	Portfolio Balance			$1,718,876,537.14	($48,372,250.70)	$1,670,504,286.44
	ii	Interest to be Capitalized			6,623,016.94		7,294,675.58

	iii	Total Pool			$1,725,499,554.08		$1,677,798,962.02
	iv	Specified Reserve Account Balance			4,313,748.89		4,194,497.41

	v	Total Adjusted Pool			$1,729,813,302.97		$1,681,993,459.43

B	i	Weighted Average Coupon (WAC)			5.413%		5.392%
	ii	Weighted Average Remaining Term			256.19		255.06
	iii	Number of Loans			92,951		90,759
	iv	Number of Borrowers			57,657		56,180
	v	Aggregate Outstanding Principal Balance — T-Bill			$319,787,057.30		$302,325,400.36
	vi	Aggregate Outstanding Principal Balance — Commercial Pape			$1,405,712,496.78		$1,375,473,561.66

						% of		% of
	Notes and Certificates			Spread	Balance 09/15/05	O/S Securities	Balance 12/15/05	O/S Securities
C	i	A-1 Notes	78442GJU1	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GJV9	0.050%	156,409,302.97	9.042%	108,589,459.43	6.456%
	iii	A-3 Notes	78442GJW7	0.120%	255,000,000.00	14.741%	255,000,000.00	15.161%
	iv	A-4 Notes	78442GJX5	0.190%	412,000,000.00	23.818%	412,000,000.00	24.495%
	v	A-5 Notes	78442GJR8	0.000%	270,641,000.00	15.646%	270,641,000.00	16.090%
	vi	A-6 Notes	78442GJS6	0.290%	275,000,000.00	15.898%	275,000,000.00	16.350%
	vii	A-7 Notes	78442GJT4	0.000%	300,000,000.00	17.343%	300,000,000.00	17.836%
	x	B Notes	78442GJY3	0.650%	60,763,000.00	3.513%	60,763,000.00	3.613%

	xi	Total Notes			$1,729,813,302.97	100.000%	$1,681,993,459.43	100.000%

	Reserve Account				09/15/2005		12/15/2005
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$0.00		$0.00
	iii	Specified Reserve Acct Balance ($)			$4,313,748.89		$4,194,497.41
	iv	Reserve Account Floor Balance ($)			$3,008,024.00		$3,008,024.00
	v	Current Reserve Acct Balance ($)			$4,313,748.89		$4,194,497.41

	Other Accounts				09/15/2005		12/15/2005
E	i	Remarketing Fee Account			$0.00		$0.00
	ii	Capitalized Interest Account			$0.00		$0.00
	iii	Principal Accumulation Account (A-5)			$0.00		$0.00
	iv	Supplemental Interest Account (A-5)			$0.00		$0.00
	v	Principal Accumulation Account (A-6)			$0.00		$0.00
	vi	Supplemental Interest Account (A-6)			$0.00		$0.00
	vii	Principal Accumulation Account (A-7)			$0.00		$0.00
	viii	Supplemental Interest Account (A-7)			$0.00		$0.00
	ix	Investment Premium Purchase Account			$0.00		$0.00
	x	Investment Reserve Account			$0.00		$0.00

	Asset/Liability				09/15/2005		12/15/2005
F	i	Total Adjusted Pool			$1,729,813,302.97		$1,681,993,459.43
	ii	Total Notes			$1,729,813,302.97		$1,681,993,459.43
	iii	Difference			$0.00		$0.00
	iv	Parity Ratio			1.00000		1.00000

II. 2003-11 Transactions from: 08/31/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$50,328,902.25
	ii	Principal Collections from Guarantor	4,889,205.47
	iii	Principal Reimbursements	145,058.44
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$55,363,166.16

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,221.82
	ii	Capitalized Interest	(6,992,137.28)

	iii	Total Non-Cash Principal Activity	$(6,990,915.46)

C	Total Student Loan Principal Activity		$48,372,250.70

D	Student Loan Interest Activity
	i	Regular Interest Collections	$14,016,065.54
	ii	Interest Claims Received from Guarantors	288,457.53
	iii	Collection Fees/Returned Items	8,738.10
	iv	Late Fee Reimbursements	203,134.70
	v	Interest Reimbursements	27,213.32
	vi	Other System Adjustment	0.00
	vii	Special Allowance Payments	6,058,129.13
	viii	Subsidy Payments	1,106,064.84

i	x	Total Interest Collections	$21,707,803.16

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$143.96
	ii	Capitalized Interest	10,589,745.46

	iii	Total Non-Cash Interest Adjustments	$10,589,889.42

F	Total Student Loan Interest Activity		$32,297,692.58

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$175,965.03

III. 2003-11 Collection Account Activity 08/31/2005 through 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$23,494,043.92
	ii	Consolidation Principal Payments	31,724,063.80
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	145,058.44

	vii	Total Principal Collections	$55,363,166.16

B	Interest Collections
	i	Interest Payments Received	$21,123,206.16
	ii	Consolidation Interest Payments	345,510.88
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	6,351.50
	vi	Re-purchased Interest	20,861.82
	vii	Collection Fees/Returned Items	8,738.10
	viii	Late Fees	203,134.70

	ix	Total Interest Collections	$21,707,803.16

C	Other Reimbursements		$309,735.57

D	Reserves In Excess of the Requirement		$119,251.48

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds
	i	Morgan Stanley	$2,023,041.48
	ii	Bank of America	$2,850,000.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$436,135.29

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$82,809,133.14
	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(1,428,132.79)
		Consolidation Loan Rebate Fees	$(4,376,553.82)

N	NET AVAILABLE FUNDS		$77,004,446.53

O	Servicing Fees Due for Current Period		$702,111.73

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$727,111.73

IV. 2003-11 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.340%	5.312%	66,289	61,042	71.316%	67.257%	$1,140,606,561.08	$1,042,728,286.90	66.358%	62.420%
31-60 Days Delinquent	6.007%	5.970%	2,494	2,671	2.683%	2.943%	47,424,602.22	48,287,385.65	2.759%	2.891%
61-90 Days Delinquent	5.969%	6.171%	1,431	1,435	1.540%	1.581%	26,426,563.16	26,733,268.66	1.537%	1.600%
91-120 Days Delinquent	5.955%	6.260%	861	648	0.926%	0.714%	16,459,000.86	12,552,539.07	0.958%	0.751%
> 120 Days Delinquen	6.598%	6.547%	1,832	1,531	1.971%	1.687%	34,448,453.51	28,964,220.20	2.004%	1.734%

Deferment
Current	5.290%	5.262%	9,077	8,839	9.765%	9.739%	184,237,729.21	179,394,651.47	10.718%	10.739%

Forbearance
Current	5.446%	5.411%	10,803	14,350	11.622%	15.811%	266,336,375.45	326,539,734.40	15.495%	19.547%

TOTAL REPAYMENT	5.410%	5.387%	92,787	90,516	99.824%	99.732%	$1,715,939,285.49	$1,665,200,086.35	99.829%	99.682%
Claims in Process (1)	7.128%	6.966%	162	243	0.174%	0.268%	$2,841,163.51	$5,304,200.09	0.165%	0.318%
Aged Claims Rejected (2)	9.000%	0.000%	2	0	0.002%	0.000%	$96,088.14	$0.00	0.006%	0.000%
GRAND TOTAL	5.413%	5.392%	92,951	90,759	100.000%	100.000%	$1,718,876,537.14	$1,670,504,286.44	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-11 Portfolio Characteristics by School and Program

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	8.829%	227	$5,417,638.97	0.324%
- Two Year	8.786%	37	353,748.63	0.021%
- Technical	8.057%	793	12,662,901.77	0.758%
- Other	5.359%	89,702	1,652,069,997.07	98.896%

- Total	5.392%	90,759	$1,670,504,286.44	100.000%
* 100% of the Trust Student Loans are consolidation loans.

*Percentages may not total 100% due to rounding.

VI. 2003-11 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$21,438,371.97
B	Interest Subsidy Payments Accrued During Collection Period		1,047,581.64
C	SAP Payments Accrued During Collection Perio		7,128,337.17
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS except CAP INT ACCT)		436,135.29
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(4,376,553.82)

G	Net Expected Interest Collections		$25,673,872.25

H	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	CAP TERMINATED

	ii	Libor (Interpolated first period)	3.87000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments
				A-5 Swap Calc	A-6 Swap Calc	A-7 Swap Calc
i	Notional Swap Amount			$270,641,000.00	$0.00	$300,000,000.00

SLM Student Loan Trust Pays:
	3 Month Libor			3.87000%	0.00000%	3.87000%
	Spread			0.07000%	0.00000%	0.12750%

ii	Pay Rate			3.94000%	0.00000%	3.99750%
iii	Gross Swap Payment Due Counterparty			$2,695,434.00	$0.00	$3,031,437.50
iv	Days in Period	09/15/2005	12/15/2005	91	91	91

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate			2.99000%	0.00000%	3.80000%
vi	Gross Swap Receipt Due Trust			$2,023,041.48	$0.00	$2,850,000.00
vii	Days in Period	09/15/2005	12/15/2005	90	90	90

VII. 2003-11 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	(09/15/05-12/15/05)	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.009908889	(09/15/05-12/15/05)	3.92000%	LIBOR

C	Class A-3 Interest Rate	0.010085833	(09/15/05-12/15/05)	3.99000%	LIBOR

D	Class A-4 Interest Rate	0.010262778	(09/15/05-12/15/05)	4.06000%	LIBOR

E	Class A-5 Interest Rate	0.007475000	(09/15/05-12/15/05)	2.99000%	Fixed

F	Class A-6 Interest Rate	0.010515556	(09/15/05-12/15/05)	4.16000%	LIBOR

G	Class A-7 Interest Rate	0.009500000	(09/15/05-12/15/05)	3.80000%	Fixed

J	Class B Interest Rate	0.011425556	(09/15/05-12/15/05)	4.52000%	LIBOR

VIII. 2003-11 Inputs From Prior Quarter 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,718,876,537.14
	ii	Interest To Be Capitalized	6,623,016.94

	iii	Total Pool	$1,725,499,554.08
	iv	Specified Reserve Account Balance	4,313,748.89

	v	Total Adjusted Pool	$1,729,813,302.97

B	Total Note and Certificate Factor		0.854058402
C	Total Note Balance		$1,729,813,302.97

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.000000000	0.594712179	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$156,409,302.97	$255,000,000.00	$412,000,000.00	$270,641,000.00	$275,000,000.00	$300,000,000.00	$60,763,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfal	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$4,313,748.89
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-11 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-11 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,313,748.89
	ii	Deposits to correct Shortfall			$0.00

	iii	Total Reserve Account Balance Available			$4,313,748.89
	iv	Required Reserve Account Balance			$4,194,497.41
	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Collection Account			$119,251.48

	vii	Ending Reserve Account Balance			$4,194,497.41

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$0.00
	vi	Capitalized Interest Release to the Collection Account			$0.00

	vii	Ending Capitalized Interest Account Balance			$0.00

C	Accumulation Account Deposits and Balances:
	i	Class A-5 Accumulation Account Beginning Balance			$0.00
	ii	Deposits for payment on the next reset dat			$0.00

	iii	Ending A-5 Accumulation Account Balance			$0.00

	iv	Class A-6 Accumulation Account Beginning Balance			$0.00
	v	Deposits for payment on the next reset dat			$0.00

	vi	Ending A-6 Accumulation Account Balance			$0.00

	vii	Class A-7 Accumulation Account Beginning Balance			$0.00
	viii	Deposits for payment on the next reset dat			$0.00

	ix	Ending A-7 Accumulation Account Balance			$0.00

D	Supplemental Interest Account Deposits:
	i	Three Month Libor Determined		09/13/2005	3.87000%
	ii	Investment Rate			3.41000%

	iii	Difference			0.46000%

	iv	Class A-5 Supplemental Interest Account Beginning Balance			$0.00
	v	Funds Released into Collection Account			$0.00
	vi	Number of Days Through Next Reset Date			365
	vii	Class A-5 Supplemental Interest Account Deposit Amount			$0.00

	viii	Class A-6 Supplemental Interest Account Beginning Balance			$0.00
	ix	Funds Released into Collection Account			$0.00
	x	Number of Days Through Next Reset Date			2,923
	xi	Class A-6 Supplemental Interest Account Deposit Amount			$0.00

	xii	Class A-7 Supplemental Interest Account Beginning Balance			$0.00
	xiii	Funds Released into Collection Account			$0.00
	xiv	Number of Days Through Next Reset Date			1,005
	xv	Class A-7 Supplemental Interest Account Deposit Amount			$0.00

E	Remarketing Fee Account Reconciliation:		A-5	A-6	A-7	Total

	i	Next Reset Date	12/15/2006	12/16/2013	09/15/2008	09/15/2008

	ii	Reset Period Target Amount	$0.00	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00	$0.00
	iv	Remarketing Fee Account Balance (net of inv earnings)	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$0.00
	ii	Required Quarterly Deposit			$0.00
	iii	Eligible Investment Purchase Premium Paid			$0.00
	iv	Funds Released into Collection Account			$0.00

	v	End of Period Account Balance			$0.00

G	Investment Reserve Account
	i	Balance			$0.00
	ii	Requirement			$0.00
	iii	Funds Released into Collection Account			$0.00
	iv	Have there been any downgrades to any eligible investments?			N

11

XI. 2003-11 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-n )		$77,004,446.53	$77,004,446.53

B	Primary Servicing Fees-Current Month		$702,111.73	$76,302,334.80

C	Administration Fee		$25,000.00	$76,277,334.80

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$76,277,334.80

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$76,277,334.80
	ii	Class A-2	$1,549,842.40	$74,727,492.40
	iii	Class A-3	$2,571,887.50	$72,155,604.90
	iv	Class A-4	$4,228,264.44	$67,927,340.46
	v	Class A-5	$2,023,041.48	$65,904,298.98
	vi	Class A-6	$2,891,777.78	$63,012,521.20
	vii	Class A-7	$2,850,000.00	$60,162,521.20
	viii	Int.Rate Swap Payments/Morgan Stanley	$2,695,434.00	$57,467,087.20
	ix	Int.Rate Swap Payments/Bank of America	$3,031,437.50	$54,435,649.70

		Total	$21,841,685.10

F	Class B Noteholders’ Interest Distribution Amount		$694,251.03	$53,741,398.67

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$53,741,398.67
	ii	Class A-2	$47,819,843.54	$5,921,555.13
	iii	Class A-3	$0.00	$5,921,555.13
	iv	Class A-4	$0.00	$5,921,555.13
	v	Class A-5	$0.00	$5,921,555.13
	vi	Class A-6	$0.00	$5,921,555.13
	vii	Class A-7	$0.00	$5,921,555.13

		Total	$47,819,843.54

H	Increase to Supplemental Interest Account		$0.00	$5,921,555.13

I	Investment Reserve Account Required Amount		$0.00	$5,921,555.13

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$5,921,555.13

K	Increase to the Specified Reserve Account		$0.00	$5,921,555.13

L	Investment Premium Purchase Account Deposit		$0.00	$5,921,555.13

M	Carryover Servicing Fees		$0.00	$5,921,555.13

N	Remaining Swap Termination Fees		$0.00	$5,921,555.13

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$5,921,555.13

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$5,921,555.13

	Excess to Excess Distribution Certificate Holder		$5,921,555.13	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XII. 2003-11 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due			$0.00	$1,549,842.40	$2,571,887.50	$4,228,264.44	$2,023,041.48	$2,891,777.78	$2,850,000.00	$694,251.03
	ii	Quarterly Interest Paid			0.00	1,549,842.40	2,571,887.50	4,228,264.44	2,023,041.48	2,891,777.78	2,850,000.00	694,251.03

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$47,819,843.54	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or set aside)			0.00	47,819,843.54	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$49,369,685.94	$2,571,887.50	$4,228,264.44	$2,023,041.48	$2,891,777.78	$2,850,000.00	$694,251.03

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 09/15/2005			1,729,813,302.97
	ii	Adjusted Pool Balance 11/30/2005			1,681,993,459.43

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			47,819,843.54

	iv	Adjusted Pool Balanc 08/31/2005			1,729,813,302.97
	v	Adjusted Pool Balance 11/30/2005			1,681,993,459.43

	vi	Current Principal Due (iv-v			47,819,843.54
	vii	Principal Shortfall from Prior Collection Period			0.00

	viii	Principal Distribution Amount (vi + vi			47,819,843.54

	ix	Principal Distribution Amount Paid			47,819,843.54

	x	Principal Shortfall (viii - ix)			0.00

C		Total Principal Distribution			47,819,843.54
D		Total Interest Distribution			16,809,064.63

E		Total Cash Distributions			64,628,908.17

F	Note Balances			09/15/2005	Paydown Factor	12/15/2005
	i	A-1 Note Balance	78442GJU1	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GJV9	$156,409,302.97		$108,589,459.43
		A-2 Note Pool Factor		0.594712179	0.181824500	0.412887678

	iii	A-3 Note Balance	78442GJW7	$255,000,000.00		$255,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GJX5	$412,000,000.00		$412,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GJR8	$270,641,000.00		$270,641,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GJS6	$275,000,000.00		$275,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-7 Note Balance	78442GJT4	$300,000,000.00		$300,000,000.00
		A-7 Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	A-B Note Balance	78442GJY3	$60,763,000.00		$60,763,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-11 Historical Pool Information

							2004	2003
			09/1/05-11/30/05	06/1/05-08/31/05	03/1/05-05/31/05	12/1/04-02/28/05	3/1/04 -11/30/04	10/6/03-2/29/04

Beginning Student Loan Portfolio Balance			$1,718,876,537.14	$1,764,980,980.57	$1,800,178,993.71	$1,830,781,518.48	$1,939,562,024.51	$2,000,544,519.28

	Student Loan Principal Activity
	i	Regular Principal Collections	$50,328,902.25	$47,660,583.17	$37,027,426.34	$33,501,259.56	$120,309,007.93	$69,628,055.54
	ii	Principal Collections from Guarantor	4,889,205.47	5,636,389.10	5,925,104.90	4,951,771.08	12,303,462.65	1,788,883.26
	iii	Principal Reimbursements	145,058.44	—	67,482.84	83,195.94	214,858.75	913,127.91
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$55,363,166.16	$53,296,972.27	$43,020,014.08	$38,536,226.58	$132,827,329.33	$72,330,066.71
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,221.82	$491.49	$(587.84)	$21,091.57	$158,304.20	$253,810.98
	ii	Capitalized Interest	(6,992,137.28)	(7,193,020.33)	(7,821,413.10)	(7,954,793.38)	(24,205,127.50)	(11,601,382.50)

	iii	Total Non-Cash Principal Activity	$(6,990,915.46)	$(7,192,528.84)	$(7,822,000.94)	$(7,933,701.81)	$(24,046,823.30)	$(11,347,571.52)

(-)	Total Student Loan Principal Activity		$48,372,250.70	$46,104,443.43	$35,198,013.14	$30,602,524.77	$108,780,506.03	$60,982,495.19

	Student Loan Interest Activity
	i	Regular Interest Collections	$14,016,065.54	$14,775,386.26	$14,950,009.06	$15,066,634.98	$47,887,065.00	$27,314,821.70
	ii	Interest Claims Received from Guarantors	288,457.53	336,464.20	344,302.43	302,262.96	687,941.55	28,018.34
	iii	Collection Fees/Returned Items	8,738.10	7,946.19	9,440.07	11,141.92	22,311.65	5,728.44
	iv	Late Fee Reimbursements	203,134.70	206,496.97	194,580.84	190,625.49	595,427.72	297,988.47
	v	Interest Reimbursements	27,213.32	7,644.66	8,650.60	5,109.69	4,375.08	5,994.25
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payment	6,058,129.13	4,531,858.40	3,246,782.90	1,373,107.81	574,640.03	53,335.58
	viii	Subsidy Payments	1,106,064.84	1,163,138.93	1,182,050.12	1,205,044.53	3,749,690.34	1,173,468.47

	ix	Total Interest Collections	$21,707,803.16	$21,028,935.61	$19,935,816.02	$18,153,927.38	$53,521,451.37	$28,879,355.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$143.96	$43.40	$(75.07)	$597.72	$5,001.50	$(254,755.55)
	ii	Capitalized Interest	10,589,745.46	10,486,887.93	7,821,413.10	7,954,793.38	24,205,127.50	11,601,382.50

	iii	Total Non-Cash Interest Adjustments	$10,589,889.42	$10,486,931.33	$7,821,338.03	$7,955,391.10	$24,210,129.00	$11,346,626.95

	Total Student Loan Interest Activity		$32,297,692.58	$31,515,866.94	$27,757,154.05	$26,109,318.48	$77,731,580.37	$40,225,982.20

(=)	Ending Student Loan Portfolio Balance		$1,670,504,286.44	$1,718,876,537.14	$1,764,980,980.57	$1,800,178,993.71	$1,830,781,518.48	$1,939,562,024.51
(+)	Interest to be Capitalized		$7,294,675.58	$6,623,016.94	$6,874,157.48	$7,195,060.98	$7,319,419.84	$7,794,735.66

(=)	TOTAL POOL		$1,677,798,962.02	$1,725,499,554.08	$1,771,855,138.05	$1,807,374,054.69	$1,838,100,938.32	$1,947,356,760.17

(+)	Reserve Account Balance		$4,194,497.41	$4,313,748.89	$4,429,637.85	$4,518,435.14	$4,595,252.35	$4,868,391.90

(=)	Total Adjusted Pool		$1,681,993,459.43	$1,729,813,302.97	$1,776,284,775.90	$1,811,892,489.83	$1,842,696,190.67	$1,952,225,152.07

XIV. 2003-11 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Mar-04	$1,947,356,760	4.45%

Jun-04	$1,911,057,996	4.58%

Sep-04	$1,866,699,588	5.11%

Dec-04	$1,838,100,938	4.74%

Mar-05	$1,807,374,055	4.57%

Jun-05	$1,771,855,138	4.63%

Sep-05	1,725,499,554	5.01%

Dec-05	1,677,798,962	5.34%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.